                                                                 Exhibit (j)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information, which is incorporated by reference in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of our reports dated August 14, 2002 relating to the financial statements and financial highlights, which appear in the June 30, 2002 Annual Reports to the Shareholders of the One Group Mutual Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
August 15, 2003